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                               November 18, 1996



Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234

Gentlemen:

   I am the general counsel for Western Gas Resources, Inc., a Delaware corporation (the "Corporation"). This opinion is being rendered in connection with the registration on Form S-8 (the "Registration Statement") of 25,000 shares of the Corporation's common stock, par value $0.10 per share (the "Common Stock"), to be issued pursuant to options granted under the Corporation's Employees' Common Stock Option Plan (the "Plan").

   I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, certificates of public officials and of officers of the Corporation and other agreements, instruments and documents as I have deemed necessary as a basis for the opinions contained herein. I have also participated in the preparation of the Registration Statement.

   On the basis of the foregoing and the assumptions hereinafter set forth, and in reliance thereon, I advise you that, in my opinion:

   1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

   2. The shares of Common Stock to be issued pursuant to the Plan have been duly authorized by the Corporation and, when issued and sold by the Corporation in accordance with the provisions of the Plan, will have been validly issued and will be fully paid and non-assessable.

   I am a member of the Bar of the State of Colorado only and do not purport to be expert on the laws of any other state or jurisdiction other than the State of Colorado and the United States. Insofar as opinions herein expressed relate to matters governed by Delaware law, I have relied solely upon a reading of the applicable statutes and records of the Corporation and certificates of public officials. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Respectfully submitted,


                               John C. Walter, Esq.